Exhibit 99.1

Analog Devices Reports Strong Third Quarter Results with Revenue Above the High-End of Guidance and Double-Digit year-over-year EPS Growth

  Revenues of $1.57 billion; B2B sales increased double digits year-over-year
  Operating Cash Flow of $2.4 billion and Free Cash Flow of $2.2 billion on a trailing twelve months basis
  2x target leverage achieved ahead of plan, reinstates share buyback program and increases share repurchase authorization by $2 billion
  B2B sales projected to increase low double digits year-over-year in the fourth quarter

NORWOOD, Mass.--(BUSINESS WIRE)--August 22, 2018--Analog Devices, Inc. (Nasdaq: ADI), the leading global high-performance analog technology company, today announced financial results for its third fiscal quarter, which ended August 4, 2018.

“We delivered outstanding financial results for the third quarter, reflecting the strong execution of our strategy,” said Vincent Roche, President and CEO. “I am particularly pleased with our revenue growth year-over-year which benefited from continued high demand for our products across our B2B markets. Our continued strong growth and profitability allowed us to achieve our leverage target three quarters ahead of our plan, and reinstate our share repurchase program as we enter the fourth quarter.”

“ADI is uniquely positioned to support the evolving needs of our customers in the third wave of the Information and Communications Technology revolution. With our leadership in high performance analog, we will continue to innovate to build industry-leading solutions to enable us to capture growth opportunities, gain market share, and deliver value for our customers and shareholders.”

In a separate release issued August 21, 2018, ADI announced that it has reinstated its share repurchase program and that its Board of Directors has authorized the Company to purchase an additional $2 billion of its common stock.

The ADI Board of Directors has also declared a quarterly cash dividend of $0.48 per outstanding share of common stock. The dividend will be paid on September 12, 2018 to all shareholders of record at the close of business on August 31, 2018.

Supplemental schedules relating to our third quarter fiscal 2018 financial results are also available on our investor site at investor.analog.com.

Results for the Third Quarter of Fiscal Year 2018

  Revenue totaled $1.57 billion, up 4% sequentially and up 10% year-over-year on a GAAP basis and up 8% year-over-year on a non-GAAP basis
  GAAP gross margin of 68.1% of revenue; Non-GAAP gross margin of 71.2% of revenue
  GAAP operating margin of 31.7% of revenue; Non-GAAP operating margin of 42.7% of revenue
  GAAP diluted EPS of $1.10; Non-GAAP diluted EPS of $1.53

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the third quarter of fiscal 2018, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market is provided on Schedule D.

Outlook for the Fourth Quarter of Fiscal Year 2018
The following statements are based on current expectations, and as indicated, are presented on a GAAP and non-GAAP basis. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenue	$1.57 billion (+/- $40 million)	-	$1.57 billion (+/- $40 million)
Gross Margin	~68%	$43 million (1)	~71%
Operating Expenses	$566 million (+/- $5 million)	$121 million (2)	$445 million (+/- $5 million)
Operating Margin	~32% to ~33%	$164 million (1), (2)	~42% to ~43%
Interest & Other Expense	~$57 million	-	~$57 million
Tax Rate	~10%	$5 million (3)	~7%
Earnings per Share*	$1.07 (+/- $0.06)	$0.45 (4)	$1.52 (+/- $0.06)

* The sum of the individual per share amounts may not equal the total due to rounding.

(1) Excludes $43 million of costs comprised of the following:

  $35 million of recurring amortization of purchased intangible assets
  $7 million of recurring depreciation of step up value on purchased fixed assets
  $1 million of recurring fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology

(2) Excludes $121 million of costs comprised of the following:

  $108 million of recurring amortization of purchased intangible assets
  $7 million of recurring fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology
  $5 million of transaction and integration related costs associated with ADI’s acquisition of Linear Technology
  $1 million of restructuring-related expenses

(3) Excludes the tax effects of the reconciling adjustments noted in the two footnotes above.

(4) Includes $0.45, which represents the net impact of the non-GAAP adjustments noted above on a per share basis consisting of:

  acquisition-related expenses including amortization of purchased intangible assets, depreciation of step up value on purchased fixed assets, and the fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology ($0.42)
  acquisition-related transaction costs ($0.01)
  the effect on income tax of the prior items ($0.01)

Conference Call Scheduled for Today, Wednesday, August 22, 2018 at 10:00 am ET
ADI will host a conference call to discuss third quarter fiscal 2018 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 9397139, or by visiting investor.analog.com.

Non-GAAP Financial Information
This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedules E and F of this press release provide the reconciliation of the Company’s historical non-GAAP measures to their most comparable GAAP measures.

Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.

The following item is included in our non-GAAP revenue, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Deferred Revenues: Deferred revenue related to shipments of Linear Technology products by distributors to end customers that were received by the distributors prior to the Company’s acquisition of Linear Technology. Business combination accounting principles require the write down of deferred revenue in conjunction with the acquisition. We included these revenues in our non-GAAP measures because they relate to a specific transaction and are reflective of our ongoing financial performance.

The following item is excluded from our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include severance payments, equity award accelerations and the fair value adjustment associated with the replacement of share-based awards related to the Linear Technology acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Transaction Costs: Costs directly related to the Linear Technology acquisition, including legal, accounting and other professional fees, as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Restructuring-Related Expense: These expenses are incurred in connection with facility closures, consolidation of manufacturing facilities, severance, and other cost reduction efforts. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

The following items are excluded from our non-GAAP provision for income taxes and non-GAAP diluted earnings per share:

Tax-Related Items: Tax adjustments associated with the non-GAAP items discussed above. In the third quarter of fiscal 2018 the Company recorded a $4.2 million tax benefit related to the release of a tax reserve for an expired tax year. In the second quarter of fiscal 2018 the Company recorded a $3.8 million tax benefit related to the release of a tax reserve for an expired tax year. In the third quarter of fiscal 2017, the Company released $51 million of reserves associated with a favorable ruling on its petition with the U.S. Tax Court regarding the beneficial treatment of dividends paid from foreign owned companies under The American Jobs Creation Act. Also, in the third quarter of fiscal 2017, the Company recorded $98 million of tax expense associated with the remittance of cash held outside of the United States related to the post-acquisition integration of Linear Technology. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

The following item is excluded from our calculation of adjusted free cash flow:

One Time Tax Payment: In the third quarter of fiscal 2017, the Company paid $750 million in income taxes associated with the acquisition of Linear Technology. These payments were principally related to pre-acquisition liabilities but also included $98 million associated with the remittance of cash held outside of the United States related to the post-acquisition integration of Linear Technology. We excluded these payments from our adjusted free cash flow measure because they relate to a specific transaction and are not reflective of our ongoing financial performance.

These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. In addition, the Company’s non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

About Analog Devices
Analog Devices (Nasdaq: ADI) is the leading global high-performance analog technology company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com.

Forward Looking Statements
This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding expected revenue, earnings per share, gross margin, operating expenses, interest and other expense, tax rate, and other financial results, expected market share gains, operating leverage, production and inventory levels, expected market trends, and expected customer demand and order rates for our products and expected benefits and synergies of the acquisition of Linear Technology Corporation (“Linear Technology”), including expected growth rates of the combined companies, expected product offerings, product development, marketing position and technical advances resulting from the transaction. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix; changes in our estimates of our expected tax rate based on current tax law, including current interpretations of the Tax Cuts and Jobs Act of 2017; higher than expected or unexpected costs associated with or relating to the acquisition of Linear Technology and the integration of the businesses; the risk that expected benefits, synergies and growth prospects of the acquisition may not be fully achieved in a timely manner, or at all; the risk that Linear Technology’s business may not be successfully integrated with Analog Devices’; the risk that we will be unable to retain and hire key personnel; and the risk that disruption resulting from the acquisition may adversely affect our business and relationships with our customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

(ADI-WEB)

Analog Devices, Third Quarter, Fiscal 2018

Schedule A
Revenue and Earnings Summary (Unaudited)
(In thousands, except per-share amounts)

	Three Months Ended
	3Q 18	2Q 18	3Q 17
	Aug. 4, 2018	May 5, 2018	July 29, 2017
Revenue	$1,572,679	$1,513,053	$1,433,902
Year-to-year change	9.7%	31.8%	64.9%
Quarter-to-quarter change	3.9%	(0.4)%	24.9%
Cost of sales (1)	502,033	479,241	667,278
Gross margin	1,070,646	1,033,812	766,624
Gross margin percentage	68.1%	68.3%	53.5%
Year-to-year change (basis points)	1,460	1,250	(1,230)
Quarter-to-quarter change (basis points)	(20)	10	(230)
Operating expenses:
R&D (1)	291,642	289,472	275,670
Selling, marketing and G&A (1)	171,487	172,146	183,980
Amortization of intangibles	107,409	107,129	112,153
Special charges	1,069	1,089	—
Total operating expenses	571,607	569,836	571,803
Total operating expenses percentage	36.3%	37.7%	39.9%
Year-to-year change (basis points)	(360)	(540)	500
Quarter-to-quarter change (basis points)	(140)	(380)	(320)
Operating income	499,039	463,976	194,821
Operating income percentage	31.7%	30.7%	13.6%
Year-to-year change (basis points)	1,810	1,800	(1,730)
Quarter-to-quarter change (basis points)	100	400	90
Other expense	58,445	62,429	68,023
Income before income tax	440,594	401,547	126,798
Provision for income taxes	26,130	21,716	57,882
Tax rate percentage	5.9%	5.4%	45.6%
Net income (2)	$414,464	$379,831	$68,916

Shares used for EPS - basic	371,315	370,384	367,315
Shares used for EPS - diluted	375,815	374,778	371,159

Earnings per common share - basic	$1.11	$1.02	$0.18
Earnings per common share - diluted	$1.10	$1.01	$0.18

Dividends paid per share	$0.48	$0.48	$0.45

(1) Includes stock-based compensation expense as follows:
Cost of sales	$5,734	$3,820	$4,375
R&D	$18,018	$22,018	$15,781
Selling, marketing and G&A	$13,143	$13,076	$12,668

(2) Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net income by the income allocable to participating securities. Net income allocable to common shares used in the basic and diluted earnings per share calculation was $412,938, $378,299 and $67,935 for the three months ended August 4, 2018, May 5, 2018 and July 29, 2017, respectively.

Analog Devices, Third Quarter, Fiscal 2018

Schedule B
Selected Balance Sheet Information (Unaudited)
(In thousands)

	3Q 18	2Q 18	3Q 17
	Aug. 4, 2018	May 5, 2018	July 29, 2017
Cash & cash equivalents	$772,575	$806,517	$908,569
Accounts receivable, net	710,753	759,557	692,552
Inventories (1)	563,645	551,220	519,695
Other current assets	69,584	70,980	67,827
Total current assets	2,116,557	2,188,274	2,188,643
PP&E, net	1,107,991	1,114,579	1,098,848
Investments	69,500	64,361	60,464
Goodwill	12,254,161	12,258,185	12,241,815
Intangible assets, net	4,920,739	5,066,191	5,440,692
Other	79,668	84,864	84,533
Total assets	$20,548,616	$20,776,454	$21,114,995

Deferred income on shipments to distributors, net	$547,279	$565,668	$449,663
Other current liabilities	769,104	811,195	651,414
Debt, current	22,500	56,000	—
Long-term debt	6,532,746	6,926,441	8,199,230
Deferred income taxes	932,813	943,117	1,730,253
Other non-current liabilities (2)	887,957	888,678	161,535
Shareholders' equity	10,856,217	10,585,355	9,922,900
Total liabilities & equity	$20,548,616	$20,776,454	$21,114,995

(1) Includes $6,370, $5,360, and $4,628 related to stock-based compensation in 3Q18, 2Q18, and 3Q17, respectively.
(2) Includes $691,038 related to the one-time transition tax related to the Tax Cuts and Jobs Act of 2017 in 3Q18 and 2Q18.

Analog Devices, Third Quarter, Fiscal 2018

Schedule C
Cash Flow Statement (Unaudited)
(In thousands)

	Three Months Ended
	3Q 18	2Q 18	3Q 17
	Aug. 4, 2018	May 5, 2018	July 29, 2017
Cash flows from operating activities:
Net Income	$414,464	$379,831	$68,916
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	56,647	56,589	55,217
Amortization of intangibles	143,218	142,954	147,238
Stock-based compensation expense	36,895	38,914	32,824
Cost of goods sold for inventory acquired	—	—	195,565
Other non-cash activity	2,291	3,342	(42,762)
Deferred income taxes	(2,019)	(42,718)	(676,490)
Changes in operating assets and liabilities	(30,758)	139,582	(140,509)
Total adjustments	206,274	338,663	(428,917)
Net cash provided by (used for) operating activities	620,738	718,494	(360,001)
Percent of revenue	39.5%	47.5%	(25.1)%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	—	—	(37)
Maturities of short-term available-for-sale investments	—	—	270,918
Sales of short-term available-for-sale investments	—	—	219,799
Additions to property, plant and equipment	(51,750)	(53,900)	(63,617)
Payments for acquisitions, net of cash acquired	(500)	(52,339)	70
Change in other assets	(2,239)	249	(1,062)
Net cash (used for) provided by investing activities	(54,489)	(105,990)	426,071

Cash flows from financing activities:
Proceeds from debt	—	743,778	—
Debt repayments	(430,000)	(1,200,000)	(4,700,000)
Dividend payments to shareholders	(178,890)	(178,282)	(166,265)
Repurchase of common stock	(11,953)	(21,978)	(8,955)
Proceeds from employee stock plans	22,801	27,745	17,971
Contingent consideration payment	(1,730)	(542)	—
Change in other financing activities	647	(866)	9
Net cash used for financing activities	(599,125)	(630,145)	(4,857,240)
Effect of exchange rate changes on cash	(1,066)	(3,392)	1,996

Net decrease in cash and cash equivalents	(33,942)	(21,033)	(4,789,174)
Cash and cash equivalents at beginning of period	806,517	827,550	5,697,743
Cash and cash equivalents at end of period	$772,575	$806,517	$908,569

Analog Devices, Third Quarter, Fiscal 2018

Schedule D
Revenue Trends by End Market (Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated.  As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods.  Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Aug. 4, 2018				May 5, 2018	July 29, 2017
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$793,322	50%	1%	14%	$786,585	$693,257
Automotive	246,865	16%	3%	6%	239,164	232,505
Consumer	208,589	13%	5%	(17)%	198,832	252,313
Communications	323,903	21%	12%	27%	288,472	255,827
Total Revenue	$1,572,679	100%	4%	10%	$1,513,053	$1,433,902

Analog Devices, Third Quarter, Fiscal 2018

Schedule E
Reconciliation of Non-GAAP to GAAP Revenue and Earnings Measures (In thousands, except per-share amounts)
(Unaudited)
See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended
	3Q 18	2Q 18	3Q 17
	Aug. 4, 2018	May 5, 2018	July 29, 2017
GAAP Revenue	$1,572,679	$1,513,053	$1,433,902
Y/Y Revenue growth %	9.7%	31.8%	64.9%
Q/Q Revenue growth %	3.9%	(0.4)%	24.9%
Acquisition-Related Deferred Revenues	—	—	24,576
Non-GAAP Revenue	$1,572,679	$1,513,053	$1,458,478
Y/Y Revenue growth %	7.8%	25.2%	67.7%
Q/Q Revenue growth %	3.9%	(0.4)%	20.7%

GAAP Gross Margin	$1,070,646	$1,033,812	$766,624
Gross Margin Percentage	68.1%	68.3%	53.5%
Acquisition-Related Deferred Revenues	—	—	19,782
Acquisition-Related Expenses	48,488	44,743	241,554
Non-GAAP Gross Margin	$1,119,134	$1,078,555	$1,027,960
Gross Margin Percentage	71.2%	71.3%	70.5%

GAAP Operating Expenses	$571,607	$569,836	$571,803
Percent of Revenue	36.3%	37.7%	39.9%
Acquisition-Related Expenses	(118,308)	(123,196)	(126,732)
Acquisition-Related Transaction Costs	(3,962)	(3,871)	(8,017)
Restructuring-Related Expense	(1,069)	(1,089)	—
Non-GAAP Operating Expenses	$448,268	$441,680	$437,054
Percent of Non-GAAP Revenue	28.5%	29.2%	30.0%

GAAP Operating Income/Margin	$499,039	$463,976	$194,821
Percent of Revenue	31.7%	30.7%	13.6%
Acquisition-Related Deferred Revenues	—	—	19,782
Acquisition-Related Expenses	166,796	167,939	368,286
Acquisition-Related Transaction Costs	3,962	3,871	8,017
Restructuring-Related Expense	1,069	1,089	—
Non-GAAP Operating Income/Margin	$670,866	$636,875	$590,906
Percent of Non-GAAP Revenue	42.7%	42.1%	40.5%

GAAP Provision for Income Taxes	$26,130	$21,716	$57,882
Tax rate %	5.9%	5.4%	45.6%
Income Tax on Non-Discrete Tax Items Above	6,673	5,163	47,805
Income Tax of Prior Period Tax Liabilities	(961)	(624)	(2,378)
Income Tax of Uncertain Tax Positions	4,195	3,750	(47,127)
Non-GAAP Provision for Income Taxes	$36,037	$30,005	$56,182
Non-GAAP Tax rate %	5.9%	5.2%	10.7%

GAAP Diluted EPS	$1.10	$1.01	$0.18
Acquisition-Related Deferred Revenues	—	—	0.05
Acquisition-Related Expenses	0.44	0.45	0.99
Acquisition-Related Transaction Costs	0.01	0.01	0.02
Restructuring-Related Expense	0.00	0.00	—
Income Tax Effect of Above Items	(0.02)	(0.01)	(0.13)
Impact of Adjustments of Prior Period Tax Liabilities	—	—	0.01
Impact of Uncertain Tax Positions	(0.01)	(0.01)	0.13
Non-GAAP Diluted EPS (1)	$1.53	$1.45	$1.26

(1) The sum of the individual per share amounts may not equal the total due to rounding.

Analog Devices, Third Quarter, Fiscal 2018

Schedule F
Reconciliation of Free Cash Flow to Net Cash Provided by (Used for) Operating Activities
(Unaudited)
(In thousands)

	Three Months Ended
	3Q 18	2Q 18	3Q 17
	Aug. 4, 2018	May 5, 2018	July 29, 2017
Net cash provided by (used for) operating activities	$620,738	$718,494	$(360,001)
% of Revenue	39.5%	47.5%	(25.1)%
Non-GAAP adjustments:
Federal income tax payments	—	—	750,000
Adjusted cash flows from operations	$620,738	$718,494	$389,999
Capital expenditures	(51,750)	(53,900)	(63,617)
Adjusted free cash flow	$568,988	$664,594	$326,382
% of Revenue (1)	36.2%	43.9%	22.4%

(1) 3Q17 Revenue on a non-GAAP basis and includes acquisition-related deferred revenue outlined on Schedule E.

		Three Months Ended
		3Q 18	2Q 18	1Q 18	4Q 17
	Trailing Twelve Months	Aug. 4, 2018	May 5, 2018	Feb. 3, 2018	Oct. 28, 2017
Revenues	$6,145,526	$1,572,679	$1,513,053	$1,518,624	$1,541,170
Net cash provided by operating activities	$2,435,272	$620,738	$718,494	$388,688	$707,352
% of Revenue	39.6%	39.5%	47.5%	25.6%	45.9%
Capital expenditures	(234,087)	(51,750)	(53,900)	(63,222)	(65,215)
Free cash flow	$2,201,185	$568,988	$664,594	$325,466	$642,137
% of Revenue	35.8%	36.2%	43.9%	21.4%	41.7%

CONTACT:
Analog Devices, Inc.
Mr. Michael Lucarelli, 781-461-3282
Director of Investor Relations
investor.relations@analog.com